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                                                                   EXHIBIT 10.6

                                LETTER OF INTENT

April 5, 1996

David A. Brewer
President
INKTOMI CORPORATION
2168 Shattuck Avenue, Suite 210
Berkeley, CA 94704

RE:      SEARCH ENGINE SERVICE

         This Letter of Intent is intended to summarize the principal terms of a strategic relationship ("Strategic Partnership") between Inktomi Corporation ("Inktomi") and HotWired Ventures LLC ("HotWired"), pursuant to which the parties will develop, implement, market and maintain an Internet webcrawler/indexer search engine service, tentatively to be marketed as "HotSearch, powered by Inktomi" (the "Search Engine"). The principal terms of this Strategic Partnership are as follows:

         1. INKTOMI'S DEVELOPMENT AND SUPPORT OBLIGATIONS. Inktomi, in consultation with HotWired, will complete development of and provide its web crawler/indexer search engine technology, consisting of Inktomi's proprietary and in-licensed systems architecture and software and will implement the same for the Search Engine (collectively, as implemented, the "Search Engine Technology"), and will provide the Search Engine in accordance with the Milestone Schedule set forth on Exhibit A attached hereto (the "Milestone Schedule"). The Search Engine will perform the minimum functions set forth on Exhibit B attached hereto, and Inktomi will develop and incorporate into the Search Engine additional features and functions as mutually agreed by the parties. During the term of the Strategic Partnership, Inktomi will provide adequate ongoing technical support, maintenance and upgrades of the Search Engine Technology, including second-line technical support to HotWired personnel and Search Engine users. In addition, Inktomi will provide all required data transmission capacity (bandwidth), disk storage and server capacity to host the Search Engine. The code and other proprietary technology that are developed or acquired by or on behalf of Inktomi and that comprise Inktomi's advertising server shall be included in the definition of Inktomi's "Search Engine Technology" hereunder.

         2. HOTWIRED'S DEVELOPMENT AND SUPPORT OBLIGATIONS. HotWired, in consultation with Inktomi, will develop and provide all editorial, graphics and interface design for the Search Engine (collectively, the "Interface"), in accordance with the Milestone Schedule. The interface design of the Search Engine will be subject to the final approval of both parties. HotWired, in consultation with Inktomi, will develop all online revenue streams and implement all marketing and advertising sales for the Search Engine, in accordance with the Milestone Schedule and subject to the marketing budget to be approved in advance by the parties (the "Marketing Budget"). HotWired will commit the minimum dedicated marketing/advertising personnel to the




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Search Engine as set forth on Exhibit B. Inktomi will not take any marketing actions relating to the Search Engine (excluding customer relations activities) without prior notification to HotWired. HotWired will use its reasonable best efforts to obtain bartered advertising and other benefits for the Search Engine. In addition, HotWired will provide adequate first-line customer support services for the Search Engine.

         3.       MUTUAL EXCLUSIVITY.

                  (a) During the term of the Strategic Partnership, unless Inktomi has an uncured breach of its performance obligations, without Inktomi's prior written consent, HotWired will not sell or resell advertising for or market, or enter into any arrangement to sell or resell advertising for or market, any third party's search engine service except for * and (iii) search engine services to be offered following the termination, if any, of the Strategic Partnership.

                  (b) During the term of the Strategic Partnership, unless HotWired has an uncured breach of its performance obligations, without HotWired's prior written consent, Inktomi will not provide, sell or resell, or enter into any arrangement to provide, sell or resell, any search engine service except for * and (v) search engine services to be offered following the termination, if any, of the Strategic Partnership.

                  (c) With respect to any search engine service described in
Section 3(a)(i) or 3(b)(iii), HotWired or Inktomi, as applicable, will first notify and confer with the other party regarding such other party's potential participation in such service at least fifteen (15) days prior to entering into any binding arrangement with any third party regarding the same.

         4.       INTELLECTUAL PROPERTY AND ATTRIBUTION.

                  (a) Inktomi and its licensors will retain all right, title and interest in and to the Search Engine Technology, including all modifications, fixes and upgrades thereto and derivative works thereof, even if ideas or suggestions made by HotWired are included into subsequent versions of the Search Engine Technology. HotWired will retain all right, title and


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interest in and to the Interface, the code and other proprietary technology that are developed or acquired by or on behalf of HotWired and that comprise HotWired's advertising server (which is complementary to Inktomi's advertising server), the Search Engine's domain name registration and the trademarks, trade names, service marks and related logos (collectively, "Marks") used in connection with the Search Engine (excluding Inktomi's proprietary Marks).

                  (b) Inktomi and HotWired will jointly own the usage/demographic data generated by the Search Engine (the "Data") excluding Web index data which will remain the sole property of Inktomi. Inktomi will provide HotWired with copies of the logs generated by the Search Engine upon request.

                  (c) Each of Inktomi and HotWired will license to the other party on a royalty-free, non-exclusive basis the right to use applicable Marks for the purpose of fulfilling such party's obligations with respect to the Search Engine.

                  (d) Both Inktomi and HotWired will receive equal credit and attribution for developing and delivering the Search Engine. Inktomi will receive specific attribution and copyright credit for the development of the Search Engine Technology. The Interface and Marks used in connection with the Search Engine will receive proper HotWired copyright credit or trademark attribution, as applicable.

         5. CROSS-MARKETING OPPORTUNITIES. HotWired and Inktomi will participate in cross- marketing opportunities as appropriate. The goal of these arrangements will be for each party to provide comparable services to the other such that no direct compensation will be required. Such arrangements will include, without limitation, the following:

                  (a) The Search Engine will include graphical links to the HotWired World Wide Web site(s) and vice versa.

                  (b) The Search Engine will include graphical links to the Inktomi World Wide Web site and vice versa.

         6.       REVENUE AND COST SPLITTING.

                  (a) HotWired will pay Inktomi royalties for the Search Engine Technology and related support services as follows: (i) for each of the first three months following the commercial Launch of the Search Engine (as defined in the Milestone Schedule), a royalty equal to * of the net revenues; and (ii) for each month thereafter, a royalty equal to * of the net revenues, provided, however, that if the total net revenues for any such month are equal to less than * , then Inktomi shall instead receive a royalty equal to the first * thereof (or such lesser amount, if the net revenues for such month are equal to less than * ) and HotWired shall retain the remainder for such month. "Net revenues" shall mean gross advertising and/or subscription revenues actually received, less agency discounts (typically 15%) and frequency discounts actually payable, but before any commissions payable to HotWired's advertising sales representatives. Revenues will include any

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nonmonetary revenues received from barter transactions. In such event, the corresponding royalties paid to Inktomi hereunder will be paid in kind. HotWired will pay Inktomi royalties in arrears on a monthly basis.

                  (b) In the event that either party generates revenue from the direct sale, rental or repurposing of any of the jointly-owned Data generated by the Search Engine (e.g., a syndicated research study based in whole or in part on such Data), then the net revenues received by such party that are allocable to the contribution of the Search Engine Data to such endeavor will be shared between the parties as follows: * to Inktomi and * to HotWired.

                  (c) Costs payable to third parties and which have been approved by the parties pursuant to the Marketing Budget or otherwise (which costs will exclude staff and overhead costs of the parties) will be paid directly by HotWired and split between the parties as follows: Upon receipt of any third party invoice, HotWired will invoice Inktomi for * of such costs, and Inktomi will remit such payment to HotWired not less than ten (10) business days prior to the stated third party due date on the invoice by check or wire transfer to HotWired. In the event that any such amount due from Inktomi is more than thirty (30) days past due, such amount will be deducted from royalties due and payable to Inktomi.

                  (d) HotWired will keep complete and accurate records pertaining to the revenue streams generated by the Search Engine. Such records will be maintained for a two-year period following the year in which any payments pertaining to such revenue streams were due. Inktomi will have the right to examine HotWired's records from time to time but no more than once annually to determine the correctness of any payment made under the Strategic Partnership. Such examination shall be conducted at reasonable times during HotWired's normal business hours and upon at least ten (10) days' advance notice and in a manner so as not to interfere unreasonably with the conduct of HotWired's business. If any such examination indicates that HotWired has underpaid Inktomi by more than five percent (5%) of the aggregate payments due for the period subject to such examination, Hotwired will reimburse Inktomi for the cost of such examination.

         7.       TERM AND TERMINATION.

                  (a) The Strategic Partnership will initially have a five
(5) year term whose measurement will commence upon execution hereof, provided that either party may propose changes to the terms of the Strategic Partnership annually if it (i) notifies the other party at least thirty (30) days in advance of any anniversary date and (ii) delivers a proposal to the other party outlining each of its proposed changes to the Strategic Partnership no later than twenty (20) days in advance of such anniversary date. If the parties do not reach agreement with respect to the proposed changes by the close of business on such anniversary date, then, at the option of the notifying party, the Strategic Partnership may be terminated, such termination to be effective ninety (90) days following such anniversary date.

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                  (b) Either party may terminate the Strategic Partnership for convenience (i.e. for any reason or no reason) during the term upon six (6) months' prior written notice to the other party, subject to the provisions of
Section 8 below.

                  (c) Either party may terminate the Strategic Partnership upon the material breach by the other party (without limitation, failure to meet a milestone set forth on the Milestone Schedule will constitute a material breach), if such breach remains uncured for thirty (30) days following written notice to the breaching party.

         8.       POST-TERMINATION RIGHTS.

                  (a) Following any termination of the Strategic Partnership by Inktomi for convenience subsequent to which Inktomi or its successor provides, sells or resells a search engine substantially similar (i.e. in targeted market and power/scope) to the Search Engine or following termination by either party or its successor in connection with any acquisition of Inktomi or the Search Engine Technology by an unaffiliated third party with a search engine business, Inktomi or its successor will pay to HotWired an amount equal to the greater of:

                           (i) * of the Net Revenues generated by the Search
Engine during its last month of regular operations prior to the effective date of termination; or

                           (ii) * of the Net Revenues generated by such
subsequent search engine service for each of the first three (3) months of operation following the effective date of termination.

                  (b) Following any termination of the Strategic Partnership by HotWired for convenience or following termination by either party or its successor in connection with any acquisition of HotWired or HotWired's advertising business by an unaffiliated third party, subsequent to which HotWired or its successor sells or resells advertising for a search engine substantially similar (i.e. in targeted market and power/scope) to the Search Engine, HotWired or its successor will pay to Inktomi an amount equal to the greater of:

                           (i) * of the Net Revenues generated by the Search
Engine during its last month of regular operations prior to the effective date of termination; or

                           (ii) * of the Net Revenues generated by such
subsequent search engine service for each of the first three (3) months of operation following the effective date of termination.

                  (c) Amounts payable by either party under this Section 8 will be payable in one lump sum within one hundred twenty (120) days following the effective date of termination.




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         9.       ADDITIONAL TERMS.

                  (a) Inktomi will provide to HotWired the information and Data necessary to generate weekly reports, or the actual weekly reports (format and content to be determined by the parties), for distribution to the Search Engine's sponsors on all user traffic to the Search Engine. Both parties agree to engage a third party auditor to verify the usage of the Search Engine and to state usage in audited terms for advertisers, if necessary.

                  (b) HotWired and Inktomi currently have and will have no relationship as agent and principal under the Strategic Partnership, including without limitation in relation to advertising contracts. On all advertising contracts entered into in connection with the Search Engine, HotWired will reserve the right to terminate such contracts and pay back any sums on a pro rata basis with Inktomi's approval, which will not be unreasonably withheld.

                           (i) "Confidential Information" of a party as used in
this Letter of Intent and any definitive Strategic Partnership agreements based hereon shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processed, apparatus, equipment, algorithms, software programs, software source documents, and formula related to the current, future and proposed products and services of such party, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer and advertiser lists, business forecasts, sales and merchandising and marketing plans and information. "Confidential Information" also includes proprietary or confidential information of any third party that may disclose such information to a party in the course of such party's business.

                           (ii) The parties agree that they will not make use
of, disseminate or in any way disclose Confidential Information of the other party to any person, firm or business, except to the extent necessary to fulfill the purposes contemplated by this Letter of Intent and any definitive Strategic Partnership agreements based hereon and any purpose that other party may hereafter authorize in writing. The parties agree that they shall treat all Confidential Information of the other party with the same degree of care as they accord to their own Confidential Information and the parties represent that they exercise reasonable care to protect their own Confidential Information. Each party will immediately give notice to the other party of any unauthorized use or disclosure of such other party's Confidential Information. The parties agree to assist each other in remedying any such unauthorized use or disclosure of the other party's Confidential Information.

                           (iii) A party's obligations under paragraph (ii) with
respect to any portion of the other party's Confidential Information shall terminate when such party can document that: (A) it was in the public domain at or subsequent to the time it was communicated to the receiving party by the other party through no fault of the receiving party; (B) it was rightfully in the receiving party's possession free of any obligation of confidence at or subsequent to the time it was communicated to the receiving party by the other party; (C) it was




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developed by employees or agents of the receiving party independently of and without reference to any information communicated between the parties; or (D) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Letter of Intent or under any definitive Strategic Partnership agreements based hereon. These confidentiality obligations will remain in effect for a period beginning upon execution hereof and ending three (3) years following any termination of the Strategic Partnership.

                  (iv) The parties agree that all documents and other tangible objects containing or representing Confidential Information of a party and all copies thereof which are in the possession of the other party shall be and remain the property of the disclosing party and upon any termination of the Strategic Partnership between the parties shall be returned to such disclosing party, or destroyed, within thirty (30) days.

                  (c) Neither party will be responsible for any delay or failure to perform obligations under the Strategic Partnership, other than the obligation to pay money, due to causes beyond the party's reasonable control, including but not limited to acts of God, strikes or other labor disputes, riots, acts of war, governmental regulations imposed after the fact, third party communication line failures, power failures, fires or other disasters.

                  (d) Neither party will make any public disclosure of the specific terms of the Strategic Partnership, except with the prior approval of the other party, not to be unreasonably withheld. The parties will agree upon the text of a press release regarding this Letter of Intent and will not make any public disclosure of its existence before such press release becomes public.

                  (e) This Letter of Intent and the definitive agreements based hereon will be governed by California law, without giving effect to conflicts of laws principles, and will not be assignable without the other party's written consent except to a party that acquires a majority of the equity securities or voting interests or substantially all of the assets of the assigning party. Subject to the foregoing, the terms of the Strategic Partnership will be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. The definitive agreements will contain such additional terms and conditions, including but not limited to standard warranties and cross-indemnities, as the parties shall agree.

         It is the intention of Inktomi and HotWired to work expeditiously to enter into one or more definitive agreements based on the foregoing terms. Please sign and date this Letter of




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Intent in the space provided below to confirm Inktomi's intent to be bound by the mutual agreements set forth herein and return a signed copy to the undersigned.

Very truly yours,

HOTWIRED VENTURES LLC


    /s/  ANDREW L. ANKER
-----------------------------
By:      Andrew L. Anker
         President

ACKNOWLEDGED AND AGREED:

INKTOMI CORPORATION

By:  /s/  DAVID A. BREWER
   --------------------------
          David A. Brewer
          President



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                                    EXHIBIT A

                               MILESTONE SCHEDULE























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                                    EXHIBIT B

                      MINIMUM FUNCTIONALITY AND COMMITMENTS















                                       *












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